Exhibit 99.5

Unaudited interim condensed consolidated financial statements of

SkyWave Mobile

Communications Inc.

As at June 30, 2014 and for the

six-month-periods ended June 30, 2014 and 2013

SkyWave Mobile Communications Inc.

Six-month-periods ended June 30, 2014 and 2013

Table of contents

Unaudited interim condensed consolidated statement of income and total comprehensive income	1

Unaudited interim condensed consolidated statement of financial position	2

Unaudited interim condensed consolidated statement of changes in shareholders’ equity	3

Unaudited interim condensed consolidated statement of cash flows	4

Notes to the unaudited interim condensed consolidated financial statements	5-9

SkyWave Mobile Communications Inc.

Unaudited interim condensed consolidated statement

  of income and total comprehensive income

for the six-month periods ended June 30, 2014 and 2013

(U.S. dollars)

	2014	2013
	$	$
Revenue	30,539,548	26,638,639
Cost of sales	15,968,000	14,483,385

Gross margin	14,571,548	12,155,254

Expenses
General and administrative	1,092,151	1,176,426
Sales and marketing	5,232,802	5,848,357
Engineering, research and development	4,626,085	4,536,605

	10,951,038	11,561,388

Earnings before other income	3,620,510	593,866

Other income (expense)
Interest income	171,856	304,001
Interest expense	(137,360)	(223,262)
Adjustment to airtime credits payable	61,245	95,530
Adjustment to fair value of warrants	(267,326)	35,266
Other income	48,313	—

	(123,272)	211,535

Net income before taxes	3,497,238	805,401
Income tax expense (recovery)	539,791	(190,332)

Income and total comprehensive income	2,957,447	995,733

The accompanying notes to the unaudited interim condensed consolidated financial statements are an integral part of this unaudited interim condensed consolidated financial

statement.

SkyWave Mobile Communications Inc.

Unaudited interim condensed consolidated statement of financial position as at June 30, 2014 and December 31, 2013

(U.S. dollars)

	June 30,	December 31,
	2014	2013
	$	$
Assets
Current assets
Cash and cash equivalents	41,603,313	35,230,392
Amounts receivable	10,010,563	14,724,301
Investment tax credits receivable	1,115,000	791,000
Inventories	1,585,492	1,674,036
Prepaid expenses	149,165	413,170
Current portion of long-term receivable	—	1,083,273

	54,463,533	53,916,172

Property and equipment	4,378,445	4,708,009
Intangible assets	8,200,234	7,991,581
Goodwill	819,522	819,522
Long-term receivable	263,640	463,475
Deferred tax asset	4,949,267	5,488,566
Other assets	774,478	786,287

	73,849,119	74,173,612

Liabilities
Current liabilities
Accounts payable and accrued liabilities	6,606,993	9,590,111
Provisions	602,822	651,110
Deferred revenue	255,752	231,805
Airtime credits payable	551,531	806,710
Loan payable	259,974	264,617

	8,277,072	11,544,353

Warrants	943,573	676,247
Airtime credits payable	25,796	195,951
Deferred leasing costs	1,238,702	1,313,500
Loan payable	2,064,181	2,292,653

	12,549,324	16,022,704

Shareholders’ equity
Share capital	82,794,308	82,786,884
Share-based reserve	3,535,901	3,351,885
Deficit	(25,030,414)	(27,987,861)

	61,299,795	58,150,908

	73,849,119	74,173,612

Approved by the Board
/s/ Pui-ling Chan	Director

/s/ Jacques Perreault	Director

The accompanying notes to the unaudited interim condensed consolidated financial statements are an integral part of this unaudited interim condensed consolidated financial

statement.

SkyWave Mobile Communications Inc.

Unaudited interim condensed consolidated statement of

  changes in shareholders’ equity

for the six-month periods ended June 30, 2013 and 2014

(U.S. dollars)

		Share-based		Shareholders’
	Share capital	reserve	Deficit	equity
	$	$	$	$
Balance, December 31, 2012	82,764,661	2,943,121	(32,954,093)	52,753,689

Income and total comprehensive income	—	—	995,733	995,733
Share-based payments	—	198,000	—	198,000
Share options exercised	16,478	(6,724)	—	9,754

Balance, June 30, 2013	82,781,139	3,134,397	(31,958,360)	53,957,176

		Share-based		Shareholders’
	Share capital	reserve	Deficit	equity
	$	$	$	$
Balance, December 31, 2013	82,786,884	3,351,885	(27,987,861)	58,150,908

Income and total comprehensive income	—	—	2,957,447	2,957,447
Share-based payments	—	184,016	—	184,016
Share options exercised	7,424	—	—	7,424

Balance, June 30, 2014	82,794,308	3,535,901	(25,030,414)	61,299,795

The accompanying notes to the unaudited interim condensed consolidated financial statements are an integral part of this unaudited interim condensed consolidated financial statement.

SkyWave Mobile Communications Inc.

Unaudited interim condensed consolidated statement of cash flows for the six-month periods ended June 30, 2014 and 2013

(U.S. dollars)

	2014	2013
	$	$
Operating activities
Income and total comprehensive income	2,957,447	995,733
Items not affecting cash
Deferred tax expense (recovery)	539,791	(190,332)
Amortization of property and equipment	652,245	760,263
Amortization of intangible assets	868,603	850,222
Loss on disposal of property and equipment	—	(3,732)
Unrealized foreign exchange loss	94,600	14,904
Valuation adjustment airtime credits payable	(61,245)	(95,530)
Adjustment to fair value of warrants	267,326	(35,266)
Interest expense on airtime credits payable	66,436	143,076
Interest income on long-term receivable	(16,727)	(103,577)
Interest income on term receivables	(49,516)	(15,864)
Interest expense on loan payable	(70,923)	(80,186)
Lease inducements	(74,798)	(55,949)
Provision for warranty reserve	(46,557)	45,630
Provision for excess and obsolescence	(238,988)	279,009
Share-based payments	184,016	198,000
Changes in non-cash operating working capital items	2,309,252	(2,291,722)

	7,380,962	414,679

Investing activities
Purchase of property and equipment	(322,680)	(320,259)
Disposal of property and equipment	—	2,800
Disposal of other assets	11,808	77,543
Airtime credits paid	(430,526)	(472,626)
Increase in intangibles net of investment tax credits	(1,077,256)	(277,789)

	(1,818,654)	(990,331)

Financing activities
Repayment of loan payable	(256,793)	(279,365)
Airtime credits received	1,100,000	1,100,000
Issuance of common shares	7,424	9,754

	850,631	830,389

Net cash inflow	6,412,939	254,737
Effect of foreign exchange gain on cash and cash equivalents held in foreign currency	(40,018)	(11,425)
Cash and cash equivalents, beginning of period	35,230,392	27,620,283

Cash and cash equivalents, end of period	41,603,313	27,863,578

The accompanying notes to the unaudited interim condensed consolidated financial statements are an integral part of this unaudited interim condensed consolidated financial

statement.

SkyWave Mobile Communications Inc.

Notes to the unaudited interim condensed consolidated financial statements

Six-month periods ended June 30, 2014 and 2013

(U.S. dollars)

1.	Description of business

SkyWave Mobile Communications Inc. (the “Company”) was incorporated and is domiciled in Ontario, Canada. The registered office is located at 750 Palladium Drive, Suite 368, Ottawa, Ontario, Canada. The Company manufactures satellite communications transceivers and provides communication infrastructure to service providers worldwide enabling the deployment of satellite communication solutions.

2.	Basis of preparation

These unaudited interim condensed consolidated financial statements are expressed in United States dollars and have been prepared in accordance with International Accounting Standard (“IAS”) 34 - Interim Financial Reporting, as issued by the International Accounting Standard Board (“IASB”). These unaudited interim condensed consolidated financial statements have been prepared using accounting policies consistent with International Financial Reporting Standards as issued by the IASB (“IFRS”) and in accordance with the accounting policies the Company adopted in its annual consolidated financial statements for the year ended December 31, 2013 and should be read in conjunction with the audited consolidated financial statements and notes thereto for the year ended December 31, 2013. These unaudited interim condensed consolidated financial statements do not include all of the information required in annual financial statements.

These unaudited interim condensed consolidated financial statements were authorized for issuance by the Board of Directors on November 4, 2014.

3.	Critical Accounting Estimates

The preparation of financial statements in conformity with IFRS requires the Company’s management to make judgments, estimates and assumptions that affect the application of accounting policies and the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods presented. Actual results could differ from those estimates.

There were no significant changes in estimates or approaches to determining estimates in the periods presented.

4.	Changes in accounting policies

Amendments to IFRS 2 - Share-based Payments

In the second quarter of 2014, the IASB issued Amendments to IFRS 2, Share-based Payments. The amendments change the definitions of “vesting condition” and “market condition” in the Standard, and add definitions for “performance condition” and “service condition”. They also clarified that any failure to complete a specified service period, even due to the termination of an employee’s employment or a voluntary departure, would result in a failure to satisfy a service condition. This would result in the reversal, in the current period, of compensation expense previously recorded reflecting the fact that the employee failed to complete a specified service condition. These amendments are effective for transactions with a grant date on or after July 1, 2014. The Company is currently evaluating the impact of these amendments on its consolidated financial statements.

Amendments to IFRS 3 - Business Combinations (contingent consideration)

In the second quarter of 2014, the IASB issued Amendments to IFRS 3, Business Combinations. The amendments clarify the guidance in respect of the initial classification requirements and subsequent measurement of contingent consideration. This will result in the need to measure the contingent consideration at fair value at each reporting date, irrespective of whether it is a financial instrument or a non-financial asset or liability. Changes in fair value will need to be recognized in profit and loss. These amendments are effective for transactions with acquisition dates on or after July 1, 2014. The Company is currently evaluating the impact of these amendments on its consolidated financial statements.

SkyWave Mobile Communications Inc.

Notes to the unaudited interim condensed consolidated financial statements

Six-month periods ended June 30, 2014 and 2013

(U.S. dollars)

4.	Changes in accounting policies (continued)

IFRS 15 - Revenue from Contracts and Customers

IFRS 15, Revenue from Contracts and Customers (“IFRS 15”) was issued by the IASB on May 28, 2014, and will replace IAS 18, Revenue, IAS 11, Construction Contracts, and related interpretations on revenue. IFRS 15 sets out the requirements for recognizing revenue that apply to all contracts with customers, except for contracts that are within the scope of the Standards on leases, insurance contracts and financial instruments. IFRS 15 uses a control based approach to recognize revenue which is a change from the risk and reward approach under the current standard. Companies can elect to use either a full or modified retrospective approach when adopting this standard and it is effective for annual periods beginning on or after January 1, 2017. The Company is currently evaluating the impact of IFRS 15 on its consolidated financial statements.

IFRS 9 - Financial Instruments

IFRS 9, Financial Instruments (“IFRS 9”) was issued by the IASB on July 24, 2014, and will replace IAS 39, Financial Instruments: Recognition and Measurement. IFRS 9 uses a single approach to determine whether a financial asset is measured at amortized cost or fair value, replacing multiple rules in IAS 39. The approach in IFRS 9 is based on how an entity manages its financial instruments in the context of its business model and the contractual cash flow characteristics of the financial assets. Two measurement categories continue to exist to account for financial liabilities in IFRS 9; fair value through profit or loss (“FVTPL”) and amortized cost. Financial liabilities held-for-trading are measured at FVTPL, and all other financial liabilities are measured at amortized cost unless the fair value option is applied. The treatment of embedded derivatives under the new standard is consistent with IAS 39 and is applied to financial liabilities and non-derivative host contracts not within the scope of this standard. The effective date for this standard is for annual periods beginning on or after January 1, 2018. The Company is currently evaluating the impact of IFRS 9 on its consolidated financial statements.

Amendments to IAS 16, Property, Plant and Equipment, and IAS 38, Intangible Assets: Clarification of Acceptable Methods of Depreciation and Amortization

On May 12, 2014, the IASB issued Amendments to IAS 16, Property, Plant and Equipment, and IAS 38, Intangible Assets. In issuing the amendments, the IASB has clarified that the use of revenue-based methods to calculate the depreciation of a tangible asset is not appropriate because revenue generated by an activity that includes the use of a tangible asset generally reflects factors other than the consumption of the economic benefits embodied in the asset. The IASB has also clarified that revenue is generally presumed to be an inappropriate basis for measuring the consumption of the economic benefits embodied in an intangible asset. This presumption for an intangible asset, however, can be rebutted in certain limited circumstances. The standard is to be applied prospectively for fiscal years beginning on or after January 1, 2016 with early application permitted. The Company is currently evaluating the impact of these amendments on its consolidated financial statements.

SkyWave Mobile Communications Inc.

Notes to the unaudited interim condensed consolidated financial statements

Six-month periods ended June 30, 2014 and 2013

(U.S. dollars)

5.	Related party transactions

During the six month period ended June 30, 2014, the Company incurred $1,389,892 (2013 - $1,628,048) in consulting fees to directors and compensation to other key management personnel. Key management personnel are those persons having the authority and responsibility for planning directing and controlling activities of the entity, directly or indirectly. Other compensation provided to key management is as follows:

	2014	2013
	$	$
Short-term employee benefits	94,448	96,415
Post-employment benefits	—	—
Other long-term benefits	—	—
Termination benefits	—	—
Share-based payments	105,106	141,360

	199,554	237,775

These transactions are in the normal course of operations and are measured at the exchange amount of consideration established and agreed by the related parties. At June 30, 2014, $264,237 (December 31, 2013 - $957,353) of the consulting fees are included in accrued liabilities.

6.	Financial instruments

Foreign currency risk

There is a risk to the Company’s earnings that arises from fluctuations in foreign exchange rates and the degree of volatility of these rates. The Company’s financial results are measured and reported in U.S. dollars. The Company’s exposure to foreign currency risk is primarily related to fluctuations in the value of the Canadian dollar relative to that of the U.S. dollar since the Company’s directly associated costs generally occur in Canadian dollars. The Company uses forward exchange contracts in its management of foreign currency exposures. These contracts require the Company to sell U.S. dollars for Canadian dollars at contractual rates. As of June 30, 2014, the Company has forward exchange contracts outstanding of $9,300,000 (December 31, 2013 - $15,300,000). The Company recorded a loss of $84,061 (December 31, 2013 $130,289 gain) representing the fair value of the forward exchange contracts as at June 30, 2014. This amount is included in amounts receivable on the consolidated Statement of Financial Position. During the six-month periods ended June 30, 2014 and 2013 the foreign exchange gain (loss) recognized in the Statement of Income and Total Comprehensive Income was $123,061 (2013 - $306,586).

Credit risk

The Company is exposed to credit risk in the event of non-performance by counterparties but mitigates this risk by dealing only with financially sound counterparties and, accordingly, does not anticipate loss for non-performance.

SkyWave Mobile Communications Inc.

Notes to the unaudited interim condensed consolidated financial statements

Six-month periods ended June 30, 2014 and 2013

(U.S. dollars)

6.	Financial instruments (continued)

The Company’s diverse customer base includes certain large end-user customers who may dominate the Company’s revenue in a given period, which can result in a concentration of credit risk at the end of a reporting period. The Company has credit evaluation, approval and monitoring processes to mitigate potential credit risks. Anticipated bad debt loss has been provided for in the allowance for doubtful accounts which is based on historical trends, amounts past due, and other information indicating a customer has collection risk. The aging of accounts receivable at the reporting date was as follows:

	June	December
	2014	2013
	$	$
Current	7,473,778	7,624,652
Past due (1-30 days)	1,214,089	2,999,701
Past due (31-60 days)	745,395	1,583,941
Past due (>60 days)	721,468	2,098,467

	10,154,730	14,306,761
Allowance	(321,105)	(321,105)

	9,833,625	13,985,656

The Company’s maximum exposure to credit risk is the sum of the cash and cash equivalents, amounts receivable and long-term receivable which as at June 30, 2014 was $51,877,516 (December 31, 2013 - $51,501,441).

Concentration risk

Management determines concentration risk through regular review of areas such as customer, vendor and geographic characteristics within all financial instruments.

As at June 30, 2014, two companies with greater than 10% concentration in accounts receivable accounted for 28% of the Company’s total accounts receivable (December 31, 2013 - one company accounted for 30%).

The Company is obligated to make payments in respect of the following contractual maturities representing undiscounted cash flows:

	Carrying	Contractual		Years
	amount	cashflows	One	Two to three	Four to five	Thereafter
	$	$	$	$	$	$
Accounts payable and accrued liabilities	6,606,993	6,606,993	—	—	—	—
Airtime credits payable	577,327	585,731	585,731	—	—	—
Loan payable	2,324,155	3,380,146	259,974	519,947	519,947	2,080,278

	9,508,475	10,572,870	845,705	519,947	519,947	2,080,278

The Company has manufacturing commitments for any components that it secures based on lead time, minimum order quantities and/or minimum lot sizes to meet forecast requirements that the Company updates on a monthly basis.

Fair value

The carrying values of amounts receivable and accounts payable approximate their fair values due to the relatively short-term to maturity.

SkyWave Mobile Communications Inc.

Notes to the unaudited interim condensed consolidated financial statements

Six-month periods ended June 30, 2014 and 2013

(U.S. dollars)

6.	Financial instruments (continued)

Fair value (continued)

Financial instruments recorded at fair value in the consolidated Statement of Financial Position are classified using a hierarchy that reflects the significance of the inputs used in making the measurements. Cash and cash equivalents are designated as Level 1. Fair value of forward exchange contracts reflects the cash flows due to or from the Company as if the settlement had taken place on June 30, 2014 and is estimated by using quoted rates in an active market (Level 2).

Fair value of the warrant liability is determined using Black-Scholes using inputs for the asset or liability that are not based on observable market data (unobservable inputs) (Level 3). During the six-month period ended June 30, 2014 the liability increased (decreased) by $267,326 (2013 - ($35,266)) due to the revaluation of the warrants. This change is recorded in other income/expense in the Statement of Income and Total Comprehensive Income. The fair value of the warrants was based on an estimate of the fair value of the common shares and the following assumptions:

	2014	2013
Expectant warrant life	7.5 years	8.5 years
Volatility	45%	48%
Risk free interest rate	2.22%	2.50%
Dividend yield	NIL	NIL

7.	Share capital

Stock option plan

The Company’s 2009 Employee Stock Option Plan (the “Plan”) provides for the granting of options to employees, directors and consultants to acquire common shares of the Company. The Plan, as of June 30, 2014 provides for the purchase of 10,280,000 (December 31, 2013 - 10,280,000) common shares. Options granted under the Plan vest in equal annual amounts over a four-year period beginning one year after the date of issue. Certain grants under the Plan have been exempt from the four-year vesting provisions and have received board approval for immediate vesting. Options issued under the Plan expire seven years after issue.

During the six-month period ended June 30, 2014, 186,000 options were granted to employees with an estimated fair value of $1.19 (2013 - 135,256 options at $0.74, 23,500 options at $0.79).

8.	Guarantee and commitments

The Company has committed to operating leases for office space in Canada for a term of 10 years commencing in 2012 and Hong Kong for a term of two years. Rent expense for the six month period ended June 30, 2014 was $565,799 (2013 - $606,899).

9.	Subsequent event

On October 30, 2014, the Company repaid the Strategic Aerospace & Defence Initiative (SADI) loan in full. The accreted carrying amount of the loan on October 30, 2014 was $2,298,186 and the amount repaid represented the contractual value of $3,277,611. The difference between the amount repaid and the carrying amount of $979,425 will be recorded as interest expense in the Statement of Income and Total Comprehensive Income.

On November 1, 2014, ORBCOMM Inc. and a subsidiary of ORBCOMM Inc. entered into an arrangement agreement with the Company to acquire 100% of the outstanding shares of the Company for a total consideration of $130 million, subject to certain adjustments, on a cash-free debt-free basis. Of the $130 million consideration, $7.5 million is payable to Inmarsat in the form of a promissory note in exchange for a portion of its interest in the Company. The arrangement agreement is binding but closing is subject to approvals as required under federal, state, provincial and telecommunication laws. Prior to the closing of the acquisition, all options will become fully vested and exercisable and any options not exercised will be cancelled. In addition, the warrants shall be exercised or otherwise cancelled upon payment of an amount from the Company’s available funds such that there are no warrants outstanding at the time of the acquisition.